Exhibit 99.1

Press Release
www.shire.com

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

For immediate release	8 July 2014

Shire plc

Statement re: AbbVie Announcement

Shire plc (“Shire” or the “Company”) (LSE: SHP, NASDAQ: SHPG) notes the announcement by AbbVie Inc. (“AbbVie”) of a revised conditional non-binding proposal for a cash and share offer for Shire, comprising £22.44 in cash and 0.8568 AbbVie shares per Shire share.

Shire confirms that AbbVie did not make the revised proposal to Shire before the announcement.

The Board of Shire will meet to consider the proposal and a further announcement will be made in due course.

Shareholders are strongly advised to take no action in relation to the AbbVie proposal. There can be no certainty that any firm offer will be made nor as to the terms on which any firm offer might be made.

This statement is being made by Shire without the prior agreement or approval of AbbVie.

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.
We provide treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.
Shire’s product sales from continuing operations have increased from US$2,754 million in the financial year to 31 December 2008 to US$4,757 million in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 11.6%. Shire’s Non GAAP diluted earnings per ADS have increased from US$3.86 in the financial year to 31 December 2008 to US$7.66 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 14.7%. Shire’s US GAAP diluted earnings per ADS have increased from US$0.86 in the financial year to 31 December 2008 to US$3.53 in the financial year to 31 December 2013, representing a five-year compound annual growth rate of 32.7%.

www.Shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

CONTACTS

Shire
Stephanie Fagan	+1 201 572 9581

FTI Consulting (Media Adviser to the Company)
Andrew Lorenz (London)	+44 77 7564 1807
Ben Atwell (London)	+44 20 3727 1000
David B. Roady (New York)	+1 212 850 5600
Robert Stanislaro (New York)	+1 212 850 5600

Citi (Financial Adviser to the Company)
Christopher Hite	+1 212 816 1818
Jan Skarbek	+44 20 7986 4000

Deutsche Bank (Financial Adviser to the Company)
Nick Bowers (Corporate Broking)	+44 20 7545 8000
Ben Lawrence (Corporate Broking)

Evercore (Financial Adviser to the Company)
Francois Maisonrouge	+44 20 7653 6000
Edward Banks

Goldman Sachs (Financial Adviser to the Company)
Anthony Gutman	+44 20 7774 1000
Raj Shah

Morgan Stanley (Financial Adviser to the Company)
Michele Colocci	+44 20 7425 8000
Colm Donlon
Peter Moorhouse (Corporate Broking)

A copy of this announcement will be available at www.Shire.com. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

FURTHER INFORMATION

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for Shire and no one else in connection with the matters referred to in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement. In connection with such matters, Morgan Stanley & Co. International plc, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Shire for providing the protections afforded to their clients or for providing advice in connection with the contents of this announcement or any other matter referred to herein.

Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, each in the United Kingdom, is acting as financial adviser to Shire and for no one else in connection with the matters set out in this announcement. In connection with such matters, Citigroup Global Markets Limited, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to herein.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Shire and no one else in connection with the matters referred to in this announcement. In connection with such matters Goldman Sachs International, its affiliates and its and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the contents of this announcement or any other matter referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFIN - Federal Financial Supervisory Authority). Deutsche Bank AG, London Branch is further authorised by the Prudential Regulation Authority and is subject to limited regulation by the Financial Conduct Authority and Prudential Regulation Authority. Deutsche Bank is acting as financial adviser to Shire and no one else in connection with the contents of this Announcement and will not be responsible to anyone other than Shire for providing the protections afforded to its clients or for providing advice in connection with the contents of this Announcement or any matter referred to herein.

NON GAAP MEASURES

▪	The announcement contains financial measures not prepared in accordance with US GAAP.

▪
These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of the Company’s performance to historical results and to competitors’ results. They should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

▪	The following items are excluded from these Non GAAP financial measures:

▪	Amortization and asset impairments:

▪	Intangible asset amortization and impairment charges; and

▪	Other than temporary impairment of investments.

▪	Acquisitions and integration activities:

▪	Upfront payments and milestones in respect of in-licensed and acquired products;

▪	Costs associated with acquisitions, including transaction costs, and fair value adjustments on contingent consideration and acquired inventory;

▪	Costs associated with the integration of companies; and

▪	Non-controlling interest in consolidated variable interest entities.

▪	Divestments, re-organizations and discontinued operations:

▪	Gains and losses on the sale of non-core assets;

▪	Costs associated with restructuring and re-organization activities;

▪	Termination costs; and

▪	Income / (losses) from discontinued operations.

▪	Legal and litigation costs:

▪	Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs).

▪	A reconciliation of these Non GAAP financial measures to the most directly comparable measure under US GAAP can be found within the Investor’s section on Shire’s website at www.Shire.com.